Exhibit 99.1

NEWS

RELEASE

Media Relations:	Investor Relations:

ARAMARK Corporation	ARAMARK Corporation
Kristine Grow, 215-238-3538	Bobbi Chaville, 215-238-3726
grow-kristine@aramark.com	chaville-bobbi@aramark.com

ARAMARK REPORTS THIRD-QUARTER RESULTS

PHILADELPHIA, August 9, 2006 – ARAMARK Corporation (NYSE: RMK), a world leader in providing professional services, today reported sales of $2.93 billion for the third quarter of 2006, up 5 percent from the prior year quarter. Organic sales growth was 5 percent.

Net income for the quarter was $35.0 million and diluted earnings per share were $0.19. These results reflect a previously announced $0.15 per share charge related to goodwill impairment and adjustments to asset and liability carrying values in the company’s Uniform and Career Apparel – Direct Marketing segment.

Year-to-Date Results

Sales for the first nine months of the 2006 fiscal year increased 6 percent to $8.69 billion. Net income was $186.7 million and diluted earnings per share were $1.01.

Chief Executive Officer’s Comments

“While we faced some challenges this quarter, we are taking aggressive steps to improve the performance of our uniform direct marketing business,” said Joseph Neubauer, Chairman and Chief Executive Officer of ARAMARK. “We continue to execute against our long-term vision for the company, and we are optimistic about future performance.”

Third-Quarter Results

In the Food and Support Services – U.S. segment, sales increased 3 percent from the prior year quarter to $1.9 billion. Organic sales growth was 4 percent. Segment operating income of $88.7 million was negatively affected by costs associated with two previously announced client contract terminations.

New business wins in the quarter included Cable News Network (CNN), St. Bonaventure University, Johns Hopkins University, and Saint Thomas Health System.

Sales in the Food and Support Services – International segment grew 11 percent to $661 million. Organic sales growth was 7 percent. Segment operating income rose sharply from the prior year to $30.5 million.

New business wins in the quarter included Bentley Motors and Stratford-upon-Avon College in the U.K.

In the Uniform and Career Apparel – Rental segment, sales increased 7 percent to $301 million, with organic growth of 5 percent. Segment operating income increased 9 percent to $34.2 million.

Sales in the Uniform and Career Apparel – Direct Marketing segment were $97 million. The segment reported an operating loss of $46 million which includes a non-cash charge of $35.0 million for the writedown of goodwill and approximately $8.0 million for adjustments to asset and liability carrying values.

Guidance

While the company remains confident about its future prospects, in light of the announcement made on Tuesday, August 8, 2006, regarding the signed definitive merger agreement, ARAMARK is no longer providing financial guidance and is withdrawing its previous guidance for 2006.

Conference Call and Related Financial Information

In conjunction with its third quarter earnings release, ARAMARK will discuss its results in a conference call broadcast live over the Internet on August 9, 2006 at 10:00 a.m. Eastern Time. Interested parties are invited to log on to www.aramark.com to listen to this webcast. A recording of the conference call will be available on that website.

The balance sheet, income statement and other financial information related to the third quarter of fiscal 2006 are attached to this press release and can also be found on the Investor Relations section of ARAMARK’s website at www.aramark.com.

Certain previously undisclosed financial information, as well as reconciliations of non-GAAP financial measures that are disclosed in the conference call, will also be available on the Investor Relations section of ARAMARK’s website.

About ARAMARK

ARAMARK is a leader in professional services, providing award-winning food services, facilities management, and uniform and career apparel to health care institutions, universities and school districts, stadiums and arenas, and businesses around the world. In FORTUNE magazine’s 2006 list of “America’s Most Admired Companies,” ARAMARK was ranked number one in its industry, consistently ranking since 1998 as one of the top three most admired companies in its industry as evaluated by peers and industry analysts. The company was also ranked first in its industry in the 2006 FORTUNE 500 survey. Headquartered in Philadelphia, ARAMARK has approximately 240,000 employees serving clients in 20 countries. Learn more at the company’s Web site, www.aramark.com

Forward-Looking Statements

Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect the events or circumstances arising after the date as of which they were made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to our operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “look to” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.

These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that might cause such a difference include: unfavorable economic conditions; ramifications of any future terrorist attacks or increased security alert levels; increased operating costs, including labor-related and energy costs; shortages of qualified personnel or increases in labor costs; costs and possible effects of further unionization of our workforce; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration issues and costs; our ability to integrate and derive the expected benefits from our recent acquisitions; competition; decline in attendance at client facilities; unpredictability of sales and expenses due to contract terms and terminations; the impact of natural disasters on our sales and operating results; the risk that clients may become insolvent; the contract intensive nature of our business, which may lead to client disputes; high leverage; claims relating to the provision of food services; costs of compliance with governmental regulations and government investigations; liability associated with noncompliance with governmental regulations, including regulations pertaining to food services, the environment, the Federal school lunch program, Federal and state employment and wage and hour laws and import and export controls and customs laws; dram shop compliance and litigation; contract compliance and administration issues, inability to retain current clients and renew existing client contracts; determination by customers to reduce their outsourcing and use of preferred vendors; seasonality; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of and elsewhere in ARAMARK’s SEC filings, copies of which may be obtained by contacting ARAMARK’s investor relations department via its website www.aramark.com.

# # #

Editor’s Note: ARAMARK defines organic growth as sales growth adjusted to exclude the effects of acquisitions, divestitures and the impact of currency translation.

ARAMARK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Three Months Ended
	June 30, 2006	July 1, 2005
Sales	$2,933,638	$2,792,366

Costs and Expenses:
Cost of services provided	2,676,846	2,532,145
Depreciation and amortization	85,542	79,410
Selling and general corporate expenses	44,152	36,879
Goodwill impairment	35,000	—

	2,841,540	2,648,434

Operating income	92,098	143,932
Interest and other financing costs, net	36,382	32,222

Income before income taxes	55,716	111,710
Provision for income taxes	20,733	40,327

Net income	$34,983	$71,383

Earnings Per Share:
Basic	$0.19	$0.38
Diluted	$0.19	$0.38

Weighted Average Shares Outstanding:
Basic	182,756	186,264
Diluted	185,023	188,078

Note: The three month period of fiscal 2006 includes a pre-tax charge of $42.9 million ($0.15 per share) to reflect a goodwill impairment charge, inventory write-downs and severance accruals in the Direct Marketing segment.

ARAMARK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Nine Months Ended
	June 30, 2006	July 1, 2005
Sales	$8,689,061	$8,181,741

Costs and Expenses:
Cost of services provided	7,898,818	7,434,734
Depreciation and amortization	251,053	235,962
Selling and general corporate expenses	129,884	107,267
Goodwill impairment	35,000	—

	8,314,755	7,777,963

Operating income	374,306	403,778
Interest and other financing costs, net	105,543	96,857

Income before income taxes	268,763	306,921
Provision for income taxes	82,028	109,998

Net income	$186,735	$196,923

Earnings Per Share:
Basic	$1.02	$1.06
Diluted	$1.01	$1.04

Weighted Average Shares Outstanding:
Basic	183,306	186,425
Diluted	185,292	188,837

Note: The nine month period of fiscal 2006 includes a pre-tax charge of $42.9 million ($0.15 per share) to reflect a goodwill impairment charge, inventory write-downs and severance accruals in the Direct Marketing segment. The nine month period of fiscal 2006 also includes a $14.9 million ($0.08 per share) favorable income tax adjustment recorded in the first quarter based on the settlement of certain open tax years.

ARAMARK CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

(In Thousands)

	June 30, 2006	September 30, 2005
Assets

Current Assets	$1,495,068	$1,443,227
Property and Equipment, net	1,187,991	1,211,454
Goodwill	1,734,971	1,682,749
Other Assets	797,554	819,670

	$5,215,584	$5,157,100

Liabilities and Shareholders’ Equity

Current Liabilities (1)	$1,415,775	$1,518,680
Long-Term Borrowings	1,949,677	1,794,522
Other Liabilities	387,551	518,434
Total Shareholders’ Equity	1,462,581	1,325,464

	$5,215,584	$5,157,100

(1) -	Includes $31.9 million and $46.4 million of current maturities of long-term borrowings as of June 30, 2006 and September 30, 2005, respectively.

ARAMARK CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW DATA

(Unaudited)

(In Thousands)

	Nine Months Ended
	June 30, 2006	July 1, 2005
Cash flows from operating activities:
Net income	$186,735	$196,923
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	251,053	235,962
Income taxes deferred	(38,313)	(3,055)
Goodwill impairment	35,000	—
Changes in noncash working capital	(127,783)	(124,043)
Net proceeds from sale of receivables	—	30,500
Other operating activities	(9,639)	(26,067)

Net cash provided by operating activities	297,053	310,220

Cash flows from investing activities:
Net purchases of property and equipment and client contract investments	(181,513)	(213,518)
Acquisitions and other investing activities	(113,972)	(89,760)

Net cash used in investing activities	(295,485)	(303,278)

Cash flows from financing activities:
Net proceeds from long-term borrowings	103,076	145,867
Dividend payments	(37,808)	(30,313)
Proceeds from issuance of common stock	41,501	30,997
Repurchase of stock and other financing activities	(111,300)	(156,492)

Net cash used in financing activities	(4,531)	(9,941)

Decrease in cash and cash equivalents	$(2,963)	$(2,999)

ARAMARK CORPORATION AND SUBSIDIARIES

SALES AND OPERATING INCOME BY SEGMENT

SUPPLEMENTAL DATA

(Unaudited)

(In Thousands)

	Three Months Ended
	June 30, 2006	July 1, 2005
Sales
Food and Support Services - United States	$1,874,045	$1,815,272
Food and Support Services - International	661,214	594,035
Uniform and Career Apparel - Rental	301,462	282,879
Uniform and Career Apparel - Direct Marketing	96,917	100,180

	$2,933,638	$2,792,366

Operating Income
Food and Support Services - United States	$88,657	$97,670
Food and Support Services - International	30,540	21,250
Uniform and Career Apparel - Rental	34,231	31,329
Uniform and Career Apparel - Direct Marketing (1)	(45,888)	2,576
Corporate	(15,442)	(8,893)

	$92,098	$143,932

(1)	Includes a charge of $42.9 million to reflect a goodwill impairment charge, inventory write-downs and severance accruals recorded in fiscal 2006.

ARAMARK CORPORATION AND SUBSIDIARIES

SALES AND OPERATING INCOME BY SEGMENT

SUPPLEMENTAL DATA

(Unaudited)

(In Thousands)

	Nine Months Ended
	June 30, 2006	July 1, 2005
Sales
Food and Support Services - United States	$5,542,114	$5,297,508
Food and Support Services - International	1,926,327	1,715,328
Uniform and Career Apparel - Rental	896,459	839,853
Uniform and Career Apparel - Direct Marketing	324,161	329,052

	$8,689,061	$8,181,741

Operating Income
Food and Support Services - United States (1)	$272,802	$269,952
Food and Support Services - International (2)	88,786	60,084
Uniform and Career Apparel - Rental	98,682	91,355
Uniform and Career Apparel - Direct Marketing (3)	(39,238)	12,135
Corporate	(46,726)	(29,748)

	$374,306	$403,778

(1)	Includes $9.7 million gain on real estate sale by equity affiliate in second quarter of fiscal 2005.
(2)	Includes $7.4 million charge for exiting West Africa business and severance in second quarter of fiscal 2005.
(3)	Includes a charge of $42.9 million to reflect a goodwill impairment charge, inventory write-downs and severance accruals recorded in the third quarter of fiscal 2006.

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ORGANIC SALES GROWTH

(Unaudited)

(In thousands)

Management believes that presentation of sales growth in the quarterly periods adjusted to eliminate the effects of acquisitions, divestitures and the impact of currency translation (organic growth), provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

	Three Months Ended		% Change
	June 30, 2006	July 1, 2005
ARAMARK Corporation Consolidated Sales (as reported)	$2,933,638	$2,792,366	5%
Effect of Currency Translation	—	16,922
Effect of Acquisitions and Divestitures	(14,742)	(19,555)

ARAMARK Corporation Consolidated Sales (as adjusted)	$2,918,896	$2,789,733	5%

Food and Support Services - International Sales (as reported)	$661,214	$594,035	11%
Effect of Currency Translation	—	16,922

Food and Support Services - International Sales (excluding currency translation)	661,214	610,957	8%
Effect of Acquisitions and Divestitures	(5,289)	—

Food and Support Services - International Sales (as adjusted)	$655,925	$610,957	7%